SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No.  )

Filed by the registrant  [ X ]
Filed by a party other than the registrant  [   ]

Check the appropriate box:
[ X ] Preliminary proxy statement           [   ] Confidential, for Use
                                                  of the Commission Only
                                                  (as permitted by Rule
                                                  14a-6(e)(2))
[   ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     MECHANICAL TECHNOLOGY INCORPORATED
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[   ]	Fee paid previously with preliminary materials.

[   ]	Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing,

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing Party:

	(4)	Date filed:

                      MECHANICAL TECHNOLOGY INCORPORATED
                            968 ALBANY-SHAKER ROAD
                            LATHAM, NEW YORK 12110

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:


The Annual Meeting of Shareholders of Mechanical Technology Incorporated will be held at the offices Mechanical Technology Incorporated, 968 Albany-Shaker Road, Latham, New York 12110 (directions enclosed), on March 18, 1999, at 10:00 A.M. local time (refreshments will be served at 9:15 A.M.) for the following purposes:

1. Election of Directors;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company.

3.  Adoption and approval of the Company's 1999 Employee Stock Incentive
Plan.

4. Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on January 29, 1999 are entitled to notice of and to vote at the meeting. The Proxy Statement and Annual Report of the Company for the fiscal year ended September 30, 1998, are enclosed.

By Order of the Board of Directors

John Recupero                                               Latham, New York
Secretary                                                  February 12, 1999

                           YOUR VOTE IS IMPORTANT

              YOU ARE URGED TO MARK, DATE, SIGN, AND PROMPTLY
                 RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

                      MECHANICAL TECHNOLOGY INCORPORATED
                            968 ALBANY-SHAKER ROAD
                            LATHAM, NEW YORK  12110

                              PROXY STATEMENT



This Proxy Statement, first being mailed to shareholders on approximately February 12, 1999, is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Mechanical Technology Incorporated to be held on March 18, 1999, and any adjournment thereof, at the offices of Mechanical Technology Incorporated, 968 Albany-Shaker Road, Latham, New York.

The shares represented by properly completed proxies received prior to the vote will be voted FOR 1) the election of directors; and 2) ratifying appointment of auditors, unless specific instructions to the contrary are given or an abstention from voting is indicated by the shareholder. The proxy may be revoked any time before it is exercised.

At the close of business on January 29, 1999 the Company had outstanding 7,178,270 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon by such shareholders. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present but do not affect the outcome of the election. A plurality vote is required for the election of Directors. Votes will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law.

                            ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, two Directors are to be elected, each to hold office until the expiration of his or her term and until a successor shall be elected and shall qualify. The Directors serve staggered terms.

George McNamee and Dennis O'Connor are nominated to serve three-year terms. Alan Goldberg, Walter Robb and Beno Sternlicht are in the second year of three-year terms; Dale Church and Edward Dohring are in the second year of two-year terms. Management's nominees for Directors, together with certain information concerning them, are on the following pages. In the event that any of such nominees shall become unavailable for any reason, it is intended that proxies will be voted for substitute nominees designated by management.

Both nominees are presently serving as Directors of the Company.

                   CERTAIN INFORMATION REGARDING NOMINEES

Mr. McNamee, 52, a Director since 1996, Chairman of the Company's Board of Directors from 1996 through April 1998, and Chief Executive Officer since April 1998, is the Chairman of the Board and Co-Chief Executive Officer of FAC (see "Securities Ownership of Certain Beneficial Owners" in the section entitled "Additional Information", below). Mr. McNamee is a member of the Board of Directors of MapInfo Corporation and The Meta Group, Inc. and is Chairman of the Company's joint venture with Edison Development Corp., a subsidiary of DTE Energy, Corp., Plug Power, L.L.C. He also serves on the Board of Directors of the New York State Science and Technology Foundation, and is a member of the Regional Firms Advisory Committee to the Board of the New York Stock Exchange.

Mr. O'Connor, 59, a Director since 1993, is a registered patent attorney and has, since April 1984, been the Director of New Products and Technology for Masco Corporation, Taylor, Michigan, a diversified manufacturer of building and home improvement, and other specialty products for the home and family. He is a director of various private corporations. Mr. O'Connor originally became a Director of the Company when he was selected by Masco Corporation as its designee on the Company's Board of Directors pursuant to agreements entered into in connection with the 1992 transaction in which Masco sold 1,730,000 shares of the Company's Common Stock to subsidiaries of the Lawrence Insurance Group, Inc., a former majority shareholder of the Company. The Lawrence Insurance Group, Inc. subsidiaries agreed to vote their shares to elect a designee of Masco to the Company's Board of Directors so long as Masco remained liable under a guarantee it had executed in connection with the Company's obligations under a line of credit. This Agreement with Masco terminated when Mr. Lawrence lost control of his shares in 1996. Furthermore, the guarantee was released on October 15, 1998 after the Company replaced its existing line of credit with a line of credit from KeyBank, N.A.

Management recommends that you vote FOR election of the two nominees listed above as Directors of the Company.

             CERTAIN INFORMATION REGARDING INCUMBENT DIRECTORS

Mr. Church, 59, a Director since 1997, has practiced law in private practice, government, and corporate environments for over 30 years with specialties in U.S. and international government contracting, developing companies, mergers and acquisitions, and joint ventures. He is currently the CEO of Ventures & Solutions LLC, a Trustee of the National Defense Industrial Association and is a director of various private corporations.
He has served as General Counsel to the American Electronics Association. His previous experience includes working for the U.S. Government's Central Intelligence Agency and Department of Defense and as corporate counsel to establish several companies in the Silicon Valley of California.

Mr. Dohring, 65, a Director since 1997, has been Vice President of Silicon Valley Group, Inc. ("SVG") since July 1992 and President of its SVG Lithography Systems, Inc. unit since October 1994. From June 1992 to October 1994, he served as President of SVG's Track Systems Division. He joined SVG from Rochester Instrument Systems, Inc., where he served as President from April 1989 to June 1992. He has also held management positions with General Signal, CVC Products, Bendix, Bell & Howell and Veeco Instruments.

Mr. Goldberg, 53, a Director since 1996, is the President & Co-Chief Executive Officer and a Director of First Albany Companies, Inc. ("FAC", see "Securities Ownership of Certain Beneficial Owners" in the section entitled "Additional Information", below). He is Chairman of the Board of Trustees of the Albany Institute of History and Art, and a Director of the Center for Economic Growth and the Albany Symphony Orchestra.

Dr. Robb, 70, a Director since 1997, now a management consultant and President of Vantage Management, Inc., was until December 31, 1992, General Electric Company's("GE") Senior Vice President for corporate research and development. He directed the GE Research and Development Center, one of the world's largest and most diversified industrial laboratories, and served on GE's Corporate Executive Council. He serves on the Board of Directors of Marquette Medical Systems, Cree Research, Celgene and Neopath. He also serves on the Advisory Council of the Critical Technology Institute and on the Council of the National Academy of Engineering.

Dr. Sternlicht, 70, a Director since 1996, co-founder of the Company, has been President of Benjosh Management Corporation, a management firm in New York, New York, since 1976 and has been President of Arben International since 1994, with offices in Moscow and New York City. He previously served as a Director of the Company from 1961 to 1992. Prior to 1985, he held a number of positions with the Company. At the time of his departure from the Company in 1985, he served as Vice Chairman of the Board of Directors and Technical Director.

              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held seven (7) meetings during fiscal 1998. All Directors attended at least 75% of all meetings of the Board, and of all Board committees on which they serve, held during fiscal 1998.

The Company's Board of Directors has established Audit and Compensation Committees. The Audit Committee (consisting of Messrs. O'Connor, Church and Goldberg) reviews with the independent auditors the plan and results of the auditing engagement, the auditors' assessment of internal accounting controls; and recommends the appointment of the public auditors to the Board of Directors. One Audit Committee meeting was held during fiscal 1998. The Compensation Committee (consisting of Mr. Goldberg and Dr. Sternlicht) determines compensation and bonuses for officers and employee Directors.
Two Compensation Committee meetings were held during fiscal 1998.

     PROPOSAL TO ADOPT AND APPROVED THE MECHANICAL TECHNOLOGY INCORPORATED
                      1999 EMPLOYEE STOCK INCENTIVE PLAN

The Board of Directors expects to approve, subject to approval by the stockholders, a new employee stock incentive plan ("the 1999 Plan") intended to attract or encourage officers and other key employees of the Company and its subsidiaries to remain in the employ of the Company and to reward other individuals or entities who make significant contributions to the Company's success. A copy of the 1999 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 1999 Plan is in all respects qualified by reference to Exhibit A:

ADMINISTRATION: The 1999 Plan will be administered by the Compensation Committee of the Board of Directors.

SHARES SUBJECT TO PLAN: The 1999 Plan authorizes the grant of options to purchase a number of shares of Common Stock equal to 1,000,000. If options granted under the 1999 Plan expire or are terminated or surrendered without having been exercised, the shares of Common Stock subject thereto may again be optioned.

PARTICIPATION: Options may be granted by the Committee to officers, directors and other key employees of the Company and its subsidiaries. Approximately 115 persons would be potentially eligible to receive options under the 1999 Plan.

TERM OF OPTIONS: The Committee will determine the term of each option, which may not exceed 10 years. The Committee also has the power to shorten the term of an option and to determine the effect on any option of the holder's termination of employment or of any conduct or activity of the holder.

EXERCISE PRICE: The per share exercise price of an option will be determined by the Committee at the time of granting the option but may not be less than 100% of the fair market value (determined by the Committee) of a share of Common Stock on the date of grant. The exercise price shall be paid in cash. The proceeds received by the Company on the exercise of options will be used for general corporate purposes.

EXERCISE OF OPTIONS: The times at which an option granted under the 1999 Plan will become exercisable will be determined by the Committee at the time of grant. In the past options granted under the Company's option plans have become exercisable as to either 25% of the shares covered thereby on each of the first four anniversaries of the date of grant, or immediately vested. The Committee has indicated its intention to continue this practice, but will not be obligated to do so.

RECAPITALIZATION, ETC.: In the event of a stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, or the like, the Committee will be empowered, but not obligated, to make appropriate adjustments in the number and class of shares subject to the 1999 Plan, in the number of shares subject to options granted thereunder and in the exercise prices of such options.

TRANSFERABILITY: The options granted under the 1999 Plan shall not be transferable other than by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION: The Board of Directors may at any time terminate or amend the 1999 Plan in any respect, except that, without the approval of the stockholders, no amendment may (1) increase the number of shares for which options may be granted under the 1999 Plan; (2) change the minimum option exercise price; (3) change eligibility for awards; (4) extend the award period; or (5) materially modify eligibility for participation. Unless the 1999 Plan is previously terminated, options may be granted under the 1999 Plan through March 18, 2009.

TAX AND ACCOUNTING CONSEQUENCES: The 1999 Plan permits grants of incentive stock options, intended to meet the requirements of Section 422 of the Internal Revenue Code, as well as of non-qualified options.

Incentive Stock Options
The Company has been advised that the federal income tax consequences to the Company and the optionee of the grant and exercise of incentive stock options under the 1999 Plan, under the current provisions of the Internal Revenue Code, are substantially as follows: Generally a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise. Under certain circumstances, however, an optionee may be subject to alternative minimum tax with respect to the exercise of his or her incentive stock options. Generally, the gain realized, but not recognized, upon the exercise of an incentive stock option (equal to the difference between the fair market value of the shares received upon exercise of the incentive stock option and the purchase price paid for such shares) is included in the optionee's alternative minimum tax income and, depending upon the optionee's overall tax situation, he or she may be required to pay alternative minimum tax on such gain.

If an optionee does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. An optionee must also own the shares of stock acquired upon exercise of an incentive stock option for more than eighteen months for the gain or loss realized on the sale to qualify as long-term capital gain or loss.

If an optionee disposes of the shares received upon the exercise of an incentive stock option either (1) within one year of the exercise date or
(2) within two years after the grant date, the optionee will generally recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the ordinary income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the optionee held the shares.
 If an optionee is required to recognize ordinary income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules under Section 162(m) of the Internal Revenue Code, will be entitled to a deduction for an equivalent amount.

Non-Qualified Stock Options
The Company has been advised that the federal income tax consequences to the Company and the optionee of the grant and exercise of non-qualified options under the 1999 Plan, under the current provisions of the Internal Revenue Code, are substantially as follows: An optionee is not deemed to receive any income at the time the option is granted. If the option is exercised, the optionee is deemed to have received ordinary income, on the exercise date, in an amount equal to the difference, on the exercise date, between the exercise price and the fair market value of the acquired shares. The Company is generally entitled, in the year in which the option is exercised, to a corresponding deduction, subject to general rules relating to the reasonableness of the optionee's compensation and the limitation under Rule 162(m) of the Code.

Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain "covered employees" of a publicly held corporation (generally, the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer) that may be deducted by the corporation as an expense. Certain performance-based compensation, the material terms of which are disclosed to the corporation's stockholders and approved by a majority stockholder vote, is exempt from the $1 million limitation. Based on regulations of the Internal Revenue Service promulgated under Section 162(m), grants of stock options under the 1999 Plan approved by a Committee consisting solely of "outside directors" (as defined in such regulations) would appear to constitute performance-based compensation that would be exempt under
Section 162(m).

Under current accounting rules, there is no earnings charge to the Company for financial accounting purposes in connection with the grant, existence or exercise of any stock option granted to employees under the 1999 Plan, however, there will be an earnings charge for options granted to members of the Board of Directors. The Company is required to disclose, and does disclose, in a footnote to its annual consolidated financial statements, the impact of such employee grants on consolidated net income and earnings per share.

The board expects to approve the 1999 plan and recommends that stockholders vote "for" the 1999 plan.


                            APPROVAL OF AUDITORS

The Board of Directors has recommended that the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending September 30, 1999 be ratified by the stockholders. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) have been the Company's auditors since 1978. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR the ratifica-tion of the appointment of auditors.


                            ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

The following tables set forth information with respect to the compensation and stock option grants for the fiscal year ended September 30, 1998 (and during the Company's two prior fiscal years), of each person who served as Chief Executive Officer during such year, and of all other persons who served as executive officers of the Company and its subsidiaries during such year whose total annual compensation exceeded $100,000.

                              SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION          LONG-TERM COMPENSATION
NAME AND POSITION OF
PRINCIPAL                   FISCAL      SALARY      BONUS      SECURITIES       ALL
                             YEAR                                 UNDER-       OTHER
                                                                  LYING         COMP
                                                                 OPTIONS
                                                                   (#)

George C. McNamee,
Chief Executive
Officer (1)                  1998           $-         $-            None           $-

Martin J. Mastroianni,       1998     $101,168    $50,000            None     $170,322
President & COO(2)                                                             (3),(4)

                             1997     $121,154       None         150,100           $-

James Clemens, President     1998     $122,961    $20,340          50,000       $4,896
& CEO, Ling Electronics,                                                           (3)
Inc.
                             1997      $57,501       None          30,000      $32,123
                                                                               (3),(5)

Denis P. Chaves, Vice        1998     $133,481    $33,500          45,100       $5,793
                                                                                   (3)

                             1997     $120,673    $37,000          25,100       $4,233
                                                                                   (3)

                             1996      $99,167    $37,000            None       $3,966
                                                                                   (3)

(1) Mr. McNamee was appointed Chief Executive Officer on April 15, 1998.

(2) Dr. Mastroianni resigned his position as President and Chief Operating Officer on April 7, 1998.

(3) Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the 401(k) Savings Plan up to a maximum of 4% of base pay.

(4) Represents payout of vacation pay in lieu of time off and total salary payments of $150,000 payable monthly at a rate of $10,000 per month for a period of 15 months pursuant to an agreement dated April 7, 1998.
    See "Employment Agreements."

(5) Includes a $30,000 loan by the Company to Mr. Clemens. The loan is repayable in three equal annual installments of $10,000 plus interest at the rate of 6.5%. The Company has agreed to pay Mr. Clemens an annual bonus equal to the principal plus interest due on the promissory note, if Mr. Clemens continues to be employed by the Company on March 24 of 1998, 1999 and 2000, respectively. The March 24, 1998 installment was bonused to Mr. Clemens. The Company also agreed to repay the note in full if Mr. Clemens dies or becomes permanently disabled prior to the due date of the final payment on the note.

                                     OPTION GRANTS IN FISCAL 1998

                                                                                Potential Realizable
                                                                                  Value at Assumed
                  Number of      Percentage                                        Annual Rates of
                     Shares        of Total                                          Stock Price
                 Underlying         Options       Exercise                        Appreciation for
                    Options      Granted to        Price        Expiration           Option Term
Name                Granted       Employees      (per share)       Date         5%($)         10%($)

James Clemens       20,000(1)        14.44%         $6.00        06/16/08       $75,467     $191,249

Denis P. Chaves     20,000(1)        14.44%         $6.00        06/16/08       $75,467     $191,249


(1) 25% or 5,000 shares are exercisable each year beginning on August 27, 1999.


                             AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES




                                                      Number of Securities
                                                     Underlying Unexercised           Value of Unexercised In-the-Money
                                                    Options at Fiscal Year End(#)       Options at Fiscal Year End($)


                              Shares        Value
                            Acquired on    Realized
Name                        Exercise (#)     ($)       Exercisable   Unexercisable     Exercisable       Unexercisable

Martin J. Mastroianni         42,100         206                 0               0               0                   0

James Clemens                   0              0             3,750          46,250         $13,819            $134,231

Denis P. Chaves                 0              0             6,350          38,750         $23,500             $91,594

                           COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES FOR OFFICERS
The Company's compensation program for executive officers, other than the Chief Executive Officer, consists of an annual salary and bonus payments that are designed to reward performance.

For the fiscal year 1998, the Committee used the following criteria in making compensation decisions for executive officers:

	*	Company and individual affiliate financial performance.

	*	Identification and implementation of strategies and programs that result in increased revenue, decreased cost or improved share value.

	*	Implementation of programs to improve working capital
                and cash flow, and to focus the Company's product offerings such that they compliment the Company's technology resources.


CHIEF EXECUTIVE OFFICER COMPENSATION.
George C. McNamee became Chief Executive Officer of the Company on April 15, 1998 after Dr. Mastroianni resigned as President and Chief Operating Officer on April 7, 1998. Mr. McNamee receives no salary, bonus or other compensation from the Company.

Effective April 7, 1998, Dr. Mastroianni resigned as President and Chief Operating Officer. Dr. Mastroianni was President and Chief Operating Officer from December 20, 1996 to April 7, 1998. For the period December 20, 1996 to April 7, 1998, Dr. Mastroianni's base salary of $150,000 did not change. In fiscal 1997, Dr. Mastroianni was awarded a bonus of $50,000 which was accrued as of September 30, 1997 and paid in fiscal 1998. Dr. Mastroianni was awarded qualified options for 30,000 shares, plus an additional 120,000 shares if certain performance targets were met, at an exercise price of $2.44 per share. The award was amended on July 15, 1997, to (1) redefine the profit targets; (2) reprice the exercise price for the 120,000 shares at $2.50 per share; and (3) permit vesting of 30,000 of the 120,000 shares based on the Company's performance in fiscal 1997. Upon his resignation, Dr. Mastroianni was vested in 42,000 qualified options.


                                           Compensation Committee

                                           Mr. Alan P. Goldberg
                                           Dr. Beno Sternlicht


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee ("Committee") approves all of the policies under which compensation is paid or awarded to the Company's officers and employee Directors. The Committee, in fiscal 1998, consisted of Mr. Goldberg and Dr. Sternlicht.

Mr. Goldberg is Co-Chief Executive Officer of First Albany Companies, Inc. ("FAC"). (See "Security Ownership of Certain Beneficial Owners" in the section entitled "Additional Information" and "Certain Relationship and Related Transactions", below).


DIRECTORS COMPENSATION Directors who are not officers or employees receive Director's fees of $750 for each Board meeting attended. Directors also are reimbursed for travel expenses incurred in attending meetings.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Mr. James Clemens, President of Ling Electronics, Inc. ("Ling"). The agreement provides for an annual base salary of $115,000, subject to adjustment by the Compensation Committee. Effective July 1, 1998, Mr. Clemens' salary was increased to $150,000. In addition, Mr. Clemens is entitled to receive incentive compensation equal to 3% of annual pre-tax income of Ling up to $1,000,000, and 2% of annual pre-tax income of Ling in excess of $1,000,000. Mr. Clemens also received non-qualified stock options for 15,000 shares of the Company's common stock and an advance of $30,000. The advance must be repaid at the rate of $10,000 per year plus 6.5% interest. The Company agreed to pay Mr. Clemens an annual bonus equivalent to the payments due on the advance if Mr. Clemens is still employed by the Company prior to March 24, 1998, 1999 and 2000, respectively. If Mr. Clemens dies or is disabled prior to March 24, 2000, the amount then due on the advance will be forgiven.

The Company had an employment agreement with Dr. Mastroianni which provided that Dr. Mastroianni would receive an annual base salary of $150,000 and be eligible for incentive compensation and incentive stock options. The agreement also stated that if Dr. Mastroianni was removed from the position of President for reasons other than cause during his first three years of employment, the Company would pay him severance payments equivalent to a maximum of one year's base salary.

Effective April 7, 1998, Dr. Mastroianni resigned as President and Chief Operating Officer of the Company. On April 7, 1998, the Company entered into an agreement with Dr. Mastroianni regarding his employment. The agreement provides that Dr. Mastroianni will receive: a) total salary payments from the Company of $150,000 payable monthly over 15 months; b) 401(k) matching payments; c) insurance benefits through June 1, 2000; and d) vesting of 42,000 qualified stock options previously awarded to Dr. Mastroianni.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At September 30, 1998, First Albany Companies, Inc. ("FAC") owned approximately 34% of the Company's Common Stock. George McNamee, a Director and Chief Executive Officer of the Company, is Chairman of the Board of Directors, Co-Chief Executive Officer and a shareholder of FAC. Alan Goldberg, a Director of the Company, is a Director, President and Co-Chief Executive Officer and a shareholder of FAC.

During fiscal 1998, First Albany Corporation, a wholly owned subsidiary of FAC, provided financial advisory services in connection with the sale of the Technology Division for which FAC was paid fees of $10,000.

On December 17, 1998, the Industrial Development Agency for the Town of Colonie issued $6 million in Industrial Development Revenue ("IDR") Bonds on behalf of the Company to assist in the construction of a new building for Advanced Products and the Company's corporate headquarters and renovation of existing buildings leased to Plug Power. The construction project is due to be completed in April 1999. FAC underwrote the sale of the IDR Bonds. FAC received no fees for underwriting the IDR Bonds but was reimbursed for its out-of-pocket expenses.

                            ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
First Albany Companies, Inc. ("FAC"), 30 South Pearl street, Albany, New York, 12207, are beneficial owners of 2,444,038 shares, or 34%, of the outstanding common stock of the Company. Messrs. McNamee and Goldberg may be deemed the beneficial owners of at least a portion of the shares owned by FAC. Messrs. McNamee and Goldberg disclaim such beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each Director and nominee for Director of the Company, (ii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation", and (iii) all present Directors and Officers of the Company as a group.

        Name of                     Amount and Nature of        Percent of
   Beneneficial Owner                Beneficial Ownership         Class(1)

   Denis P. Chaves                         47,700(2)                *
   Dale W. Church                          68,000(3)                *
   James R. Clemens                        50,000(4)                *
   Edward A. Dohring                       26,000(5)                *
   Alan P. Goldberg                     2,644,229(6)             36.8%
   George C. McNamee                    2,741,341(6)(7)          38.2%
   Martin J. Mastroianni                   24,000(8)                *
   E. Dennis O'Connor                      58,000(9)                *
   Dr. Walter L. Robb                      37,400(5)                *
   Dr. Beno Sternlicht                    273,902(5)(10)          3.8%

   All present Directors and
   Officers as a group (10 persons)     3,517,534                48.99%

*Percentage is less than 1.0% of the outstanding Common Stock.

(1) To the best of the Company's knowledge, based on information reported by such Directors and Officers or contained in the Company's shareholder records, except as otherwise indicated, each of the named persons is presumed to have sole voting and investment power with respect to all shares shown. None of the Company's present Directors or Officers other than Messrs. Goldberg , McNamee, and Dr. Sternlicht (see "Security Ownership of Certain Beneficial Owners", above) beneficially own more than 1% of the Company's outstanding Common Stock; all present Directors and Officers as a group beneficially own, in the aggregate, approximately 48.99% of the Company's outstanding Common Stock.

(2) Includes options for 20,000 shares granted on June 16, 1998, 25,000 shares granted on August 27, 1997 and 100 shares granted on December 20, 1996.

(3) Includes options for 10,000 shares granted on August 31, 1998, 10,000 shares granted on April 16, 1997 and 8,000 shares owned by Mr. Church's wife. Mr. Church disclaims beneficial ownership of such shares.

(4) Includes options for 20,000 shares granted on June 16, 1998, 15,000 shares granted on August 27, 1997 and 15,000 shares granted on March 24, 1997.

(5) Includes options for 10,000 shares granted on August 31, 1998 and 10,000 shares granted on April 16, 1997.

(6) Includes 2,444,038 shares owned by First Albany Companies Inc.; see "Security Ownership of Certain Beneficial Owners". However, Messrs. McNamee and Goldberg disclaim beneficial ownership of such shares.

(7) Includes 12,000 shares owned by Mr. McNamee's wife. Mr. McNamee disclaims beneficial ownership of such shares.

(8) Dr. Mastroianni resigned as President and Chief Operating Officer of the Company in April 1998, accordingly his shares are not included within the total shares of all present Directors and Officers as a group.

(9) Includes options for 10,000 shares granted on August 31, 1998.

(10) Includes 31,980 shares owned by Dr. Sternlicht's wife and 12,180 shares held by Dr. Sternlicht's wife as custodian for their children; Dr. Sternlicht disclaims beneficial ownership of such shares.


                        ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended September 30, 1998, as filed with the Securities and Exchange Commission, may be obtained by addressing a written request to the Investor Relations Department at the Company's corporate headquarters, 968 Albany-Shaker Road, Latham, NY 12110.


                        PROPOSALS OF SECURITY HOLDERS

Proposals by security holders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2000 must be received by the Company before October 4, 1999 in order to qualify for inclusion in the Company's Proxy Statement relating to that meeting.


                                OTHER MATTERS

Management does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

                                          By Order of the Board of Directors


                                          John Recupero
                                          Secretary

Latham, New York
February 12, 1999

Appendix A - Proxy Card
                      MECHANICAL  TECHNOLOGY  INCORPORATED
             968 Albany-Shaker Road          Latham, New York 12110
                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF AUTHORITY TO VOTE FOR ITEM 1, ELECTION OF DIRECTORS, IS NOT SPECIFICALLY WITHHELD, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE PROXY STATEMENT. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEMS 2 AND 3, THE PROXY WILL BE VOTED FOR THAT PROPOSAL.

The undersigned hereby appoints George C. McNamee and Alan Goldberg, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at the offices of Mechanical Technology Incorporated, 968 Albany-Shaker Road, Latham, New York, at 10:00 a.m. on March 18, 1999, or any adjournment thereof, as follows:

1.ELECTION OF DIRECTORS:
  FOR BOTH NOMINEES LISTED BELOW       ____   WITHHOLD AUTHORITY     ____
  (except as marked to  the contrary below)   to vote for both nominees
                                              listed below
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
                               Three Year Term
                               George C. McNamee
                               E. Dennis O'Connor

2.PROPOSAL TO APPROVE THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P AS AUDITORS.
                FOR    __             AGAINST    __          ABSTAIN      __

3.PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 1999 EMPLOYEE STOCK INCENTIVE PLAN
                FOR    __             AGAINST    __          ABSTAIN      __

IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
Date,_____________1999               ___________________________________________
                                     Please sign exactly as name appears on this
                                     proxy. When shares are held by joint
                                     tenants, both should sign.  When signing
                                     as attorney, executor, administrator,
                                     trustee, or guardian, please give full
                                     title as such.  If a corporation, please
                                     sign in full corporate name by President
                                     or other authorized officer. If a
                                     partnership, please sign in partnership
                                     name by authorized person.
                                     ________________________________________
                                     Please provide Social Security Number or
                                     Tax Identification Number
                                     Attendance at Meeting:  NO  __    YES __
                                                             NUMBER ATTENDING __

                                   EXHIBIT A


      Mechanical Technology Incorporated 1999 Employee Stock Incentive Plan


SECTION 1
PURPOSE

The purpose of the Mechanical Technology Incorporated 1999 Employee Stock Incentive Plan is to provide a means whereby Mechanical Technology Incorporated, a New York corporation (the "Corporation"), may attract able persons to remain in or to enter the employ of the Corporation, a Parent Corporation or a Subsidiary and to provide a means whereby those employees, directors, officers, and other individuals or entities upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Corporation may rest, and whose present and potential contributions to the welfare of the Corporation, a Parent Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such employees and individuals or entities with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Common Stock, Incentive Stock Options, options which do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular employees and individuals or entities as provided herein.


SECTION 2
DEFINITIONS

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

(a)	Award means, individually or collectively, any Option granted pursuant to the Plan.

(b)	Board means the board of directors of the Corporation.

(c)	Change of Control Value means the amount determined in Clause (i),
(ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Corporation in any merger, consolidation, sale or assets or dissolution transaction, (ii) the price per share offered to stockholders of the corporation in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs (d) and (e) of Section 8 consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(d)	Code means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(e)	Common Stock means the common stock of the Corporation.

(f)	Compensation Committee means a committee of the Board of Directors of the Corporation, who is given authority by the Board to grant options or make stock grants under the Plan.

(g)	Corporation means Mechanical Technology Incorporated.

(h)	Corporate Change means one of the following events: (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property other than (a) a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation, or (b) merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation's then outstanding stock; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution;
(iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person's or entity's beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

(i)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(j)	Fair Market Value means, as of any specified date, the closing price of the Common Stock on the NASDAQ (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations). Fair Market Value also shall satisfy the requirements under Section 260.140 of the California Code of Regulations, as necessary to qualify for an exemption from the provisions of Section 25110 of the California Corporations Code.

(k)	Grant means individually or collectively, any Common Stock granted pursuant to the Plan.

(l)	Grantee means an employee, director, officer, other individual or entity who has been granted Common Stock pursuant to the Plan.

(m)	Holder means an individual or entity who has been granted an Award.

(n)	Incentive Stock Option means an Option within the meaning of Section
422 of the Code.

(o)	Option means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(p)	Option Agreement means a written agreement between the Corporation and an employee with respect to an Option.

(q)	Optionee means an employee, director, officer, entity or individual who has been granted an Option.

(r)	Parent Corporation shall have the meaning set forth in Section 424(e)
of the Code.

(s)	Plan means the Mechanical Technology Incorporated 1999 Employee Stock
Incentive Plan.

(t)	Rule 16b-3 means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(u)	Subsidiary means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty percent (50%) or more, except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.


SECTION 3
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of March 29, 1999, the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Corporation within twelve (12) months before or thereafter and on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable and no Common Stock may be granted prior to such stockholder approval. The Plan shall be terminated and no further Awards or Common Stock may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier. Subject to the provisions of Section 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon restricted stock awards have lapsed. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is granted.


SECTION 4
ADMINISTRATION

(a)	Administration of Plan by Board. The Plan shall be administered by the
Board in compliance with Rule 16b-3. Members of the Board shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

(b)	Powers. Subject to the terms of the Plan, the Board shall elect one or several members to the Compensation Committee who shall have sole authority, in their discretion, to determine which employees, officers, directors, individuals or entities shall receive an Award or Grant, the time or times when such Award or Grant shall be made, whether Common Stock, an Incentive Stock Option or non-qualified Option shall be granted and the number of shares of Common Stock which may be issued under each Option. In making such determinations, the Designated Officer may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Corporation, a Parent
Corporation or a Subsidiary, and such other factors as the Board in its discretion shall deem relevant.

(c)	Additional Powers. The Board shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Board is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Board on the matters referred to in this Section 4 shall be conclusive.

(d) Compliance With Code 162(m). In the event the Corporation, a Parent Corporation or a Subsidiary becomes a "publicly-held corporation" as defined in Section 162(m)(2) of the Code, the Corporation may establish a committee of outside directors meeting the requirements of Code 162(m) to
(i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Board in the Plan shall be exercised by such compensation committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code 162(m) and any Treasury Regulations promulgated thereunder.

SECTION 5
GRANT OF OPTIONS AND STOCK SUBJECT TO THE PLAN

(a) Award Limits. The Compensation Committee may from time to time grant Awards and/or make Grants to one or more employees, directors, officers, individuals or entities determined by him or her to be eligible for participation in the Plan in accordance with the provisions of Section 6 of the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock that may be issued to any Holder and/or granted to any Grantee under the Plan shall not exceed thirty percent (30%)] of the aggregate number of shares referred to in the preceding sentence. The total number of shares issuable upon exercise of all outstanding Options shall not exceed a number of shares which is equal to thirty percent (30%) of the then outstanding shares of the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options and/or Grants at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant lapses or the rights of its Holder or Grantee terminate, any shares of Common Stock subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to a Grant, the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b)	Stock Offered. The stock to be offered pursuant to an Award or Grant may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

SECTION 6
ELIGIBILITY

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary. An Award of an Option which is not an Incentive Stock Option or a Grant of Common Stock may be made to an individual who, at the time of Award or Grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary, or to an individual who has been identified by the Board or Designated Officer to receive an Award or Grant due to their contribution or service to the Corporation, including members of the Board of Directors of the Corporation, a Parent Corporation or a Subsidiary. An Award or Grant made pursuant to the Plan may be made on more than one occasion to the same person, and such Award or Grant may include a Common Stock Grant, an Incentive Stock Option, an Option which is not an Incentive Stock Option, or any combination thereof. Each Award or Grant shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.


SECTION 7
STOCK OPTIONS/GRANTS

(a)	Stock Option Agreement. Each Option shall be evidenced by an Option
Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Board and agreed upon by the Holder. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his death. Such designation may be revoked in writing by the Holder at any time and a new beneficiary may be appointed in writing on the form provided by the Board for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

(b)	Option Period. The term of each Option shall be as specified by the
Board at the date of grant and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than one hundred twenty (120) months from the date it is granted.

(c)	Limitations on Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option; provided, however, that an option shall be exercised at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted. An Option may not be exercised for fractional shares.

(d)	Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective
Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000) (within the meaning of Section 422 of the
Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(e)	Option Price. The purchase price of Common Stock issued under each
Option shall be determined by the Board and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted, and, in the case of Options which do not constitute Incentive Stock Options, not be less than eighty-five percent (85%) of the fair value of the stock at the time the option is granted, except that the price shall be one hundred ten percent (110%) of the fair value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Parent Corporation or Subsidiary. Fair value in the case of options that do not constitute Incentive Stock Options shall have the same meaning as set forth in
Section 260.140.50 of the California Code of Regulations.

(f)	Options and Rights in Substitution for Stock Options Made by Other
Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Corporation, of any Parent Corporation or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Corporation, such Parent Corporation or such Subsidiary, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.


(g)	Restricted Stock Option Purchase Agreement. Notwithstanding the
foregoing, at the election of the Holder, the Option can be exercised provided that the Holder shall, as a condition of such exercise, execute and deliver the Restricted Stock Option Purchase Agreement (the "Purchase Agreement"), pursuant to which the Corporation shall be granted a "Repurchase Option" and "Right of First Refusal" as to all "Shares" (as such terms are defined in the Purchase Agreement).

(h)	Restricted Stock Grant Agreement. Each Grant shall be evidenced by the execution and delivery of a Restricted Stock Grant Agreement (the "Grant Agreement"), pursuant to which the Corporation shall be granted a "Repurchase Option" and "Right of First Refusal" as to all "Shares" (as such terms are defined in the Grant Agreement).


SECTION 8
RECAPITALIZATION OR REORGANIZATION

(a)	Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Board at its discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Options or Common Stock.

(b)	The existence of the Plan and the Awards and/or Grants made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

(c)	The shares with respect to which Options may be granted are shares of
Common Stock as presently constituted but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(d)	If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.





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(e)	In the event of a Corporate Change, unless otherwise deemed to be impractical by the Board, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or (vi) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Board, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect the following alternatives with respect to outstanding Options which acts may vary among individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) in the event of a Corporate Change referenced in Clauses (i), (ii) and (vi) acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate; (B) in the event of a Corporate Change referenced in Clauses
(iii), (iv) and (v) require the mandatory surrender to the Corporation by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Board, in which event the Board shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) in the event of a Corporate Change referenced in Clauses
(iii), (iv) and (v), make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), provide that thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), cancel the Options granted if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

(f)	Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common
Stock subject to Options.




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SECTION 9
AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or any Option or Grant or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award or Grant previously made may be made which would impair the rights of the Holder or Grantee without the consent of the Holder or Grantee, and provided further, that the Board may not, without approval of the stockholders, amend the Plan:

(a)	to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

(b)	to change the minimum Option exercise price;

(c)	to change the class of employees eligible to receive Awards and/or
Grants or increase materially the benefits accruing to employees under the Plan;

(d)	to extend the maximum period during which Awards may be granted or
Grants may be made under the Plan;

(e)	to modify materially the requirements as to eligibility for
participation in the Plan; or

(f)	to decrease any authority granted to the Board hereunder in
contravention of Rule 16b-3.


SECTION 10
OTHER

(a)	No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board or Designated Officer shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant. Shares issued under this Plan shall have the same voting rights as all other shares of common stock issued by the Corporation.

(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Parent Corporation or Subsidiary, or (ii) interfere in any way with the right of the Corporation or any Parent Corporation or Subsidiary to terminate his or her employment at any time.

(c)	Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award granted or any Grant made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Board deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards or Grants any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Board may permit the Holder of an Award or Grant to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Board deems necessary to satisfy the requirements of Rule 16b-3.

(d)	No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

(e)	Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

(f)	Effect of Death, Disability or Termination of Employment. The Option
Agreement or other written instrument evidencing an Award shall specify the effect of the death, disability or termination of employment of the Holder on the Award; provided, however that an Optionee shall be entitled to exercise (i) at least six (6) months from the date of termination of employment with the Corporation if such termination is caused by death or disability or (ii) at least thirty (30) days from the date of termination of employment with the Corporation if such termination is caused by reasons other than death or disability. The Corporation has no right to repurchase securities issued under the Plan upon termination of employment of the Holder.

All outstanding Incentive Stock Options will automatically be converted to a non-qualified stock option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or
(ii) within twelve (12) months of the date of termination caused by disability.

(g)	Information to Employees. Optionees and Grantees under the Plan shall receive financial statements annually regarding the Corporation during the period the options are outstanding. The financial statements provided need not comply with Section 260.613 of the California Code of Regulations.


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(h)	Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i)	Governing Law. The Plan shall by construed in accordance with the laws of the State of New York and all applicable federal law. The securities issued hereunder shall be governed by and in accordance with the Corporate Securities Laws of the State of New York.

ADOPTED BY MECHANICAL TECHNOLOGY INCORPORATED's BOARD OF DIRECTORS AS OF _________ __, 199_.

APPROVED BY THE SHAREHOLDERS AS OF ___________ __, 199__.
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